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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated and Subsidiaries included in Amendment No. 1 to the Proxy Statement/ Prospectus of HealthAxis Inc. that is made a part of the Registration Statement (Form S-4 No. 333-30256) and Prospectus of HealthAxis Inc. for the registration of 39,798,990 shares of its common stock.


                                              /s/ Ernst & Young LLP
                                              ERNST & YOUNG LLP

Dallas, Texas
April 14, 2000